Exhibit 5.1

July 18, 2013

Enterprise Bancorp, Inc. 222 Merrimack Street Lowell, MA 01852

Re:	Enterprise Bancorp, Inc. Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Enterprise Bancorp, Inc., a Massachusetts business corporation (the “Company”), in connection with the registration statement on Form S-3 (the “Registration Statement”) being filed by the Company with the Securities and Exchange Commission (the “Commission”) on the date hereof. The Registration Statement relates to the proposed issuance and sale by the Company from time to time, pursuant to Rule 415 (“Rule 415”) of the General Rules and Regulations promulgated under the Securities Act of 1933, as amended (the “Securities Act”), of the following securities with a proposed maximum aggregate offering price of $40,000,000:

(1)     shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”);

(2)     shares of the Company’s preferred stock, $0.01 par value per share, which may be issued in one or more series (the “Preferred Stock”); and

(3)     rights to purchase Common Stock or other securities of the Company (the “Rights”).

The Common Stock, the Preferred Stock and the Rights are collectively referred to herein as the “Offered Securities.” This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.
The Offered Securities will be sold or delivered on a delayed or continuous basis from time to time in amounts, at prices and on terms to be determined at the time of the offering as set forth in the Registration Statement, any amendments thereto, the prospectus contained therein (the “Prospectus”) and one or more supplements to the

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July 18, 2013

Prospectus (each, a “Prospectus Supplement”). The Offered Securities will be issued pursuant to one or more underwriting agreements, purchase agreements, subscription agreements or similar agreements between the Company and the underwriters or purchasers to be named in such agreements (collectively, the “Purchase Agreements”). The Rights will be issued pursuant to one or more rights agent agreements to be entered into by the Company and a bank, trust company or similar qualified financial institution, acting as rights agent to the Company, the form of which will be filed as an exhibit to the Registration Statement when the Rights are issued (each, a “Rights Agreement”).
In connection with the opinions expressed below, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of:
(1)     the Registration Statement and the Prospectus, in substantially the form to be filed with the Commission pursuant to the Securities Act;
(2)     the Company’s Amended and Restated Articles of Organization, dated as of June 4, 2013 as in effect on the date hereof (the “Articles of Organization”);
(3)     the Company’s Amended and Restated Bylaws, dated as of January 15, 2013 as in effect on the date hereof (the “Bylaws”);
(4)     certain resolutions of the Board of Directors of the Company (the “Board”) relating to the authorization, issuance and sale of the Offered Securities and other matters;
(5)    a certificate of Michael A. Spinelli, Secretary of the Company, dated as of the date hereof (the “Secretary’s Certificate”), to the effect that, among other things, the Articles of Organization, the Bylaws, and the Board’s resolutions are true, correct and complete, have not been rescinded or modified and are in full force and effect on the date of the Secretary’s Certificate;
(6)     a Certificate of Good Standing for the Company issued by the Secretary of the Commonwealth of the Commonwealth of Massachusetts, dated as of a recent date; and
(7)     such other laws, records, documents, certificates, opinions and instruments as we have deemed necessary to render this opinion, subject to the limitations, assumptions and qualifications noted below.
In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as

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July 18, 2013

originals, the conformity to original documents of all documents submitted to us as certified, conformed, photostatic, electronic or facsimile copies and the authenticity of the originals of such documents. In making our examination of executed documents or documents to be executed, we have assumed that the parties thereto, other than the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties, of such documents and that such documents constitute or will constitute valid and binding obligations of the parties thereto. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company. We have made no investigation or inquiry to determine the accuracy of the foregoing assumptions and are not responsible for the effect of the inaccuracy of any of these assumptions on the opinions expressed herein.
We have further assumed, at and prior to the time of the sale and delivery of any Offered Securities pursuant to the Registration Statement:
(1)     the Board will have duly established the rights, powers, privileges and preferences and other terms, if any, of any class or series, as applicable, of the Offered Securities and that, as established, such class or series will not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company or any of its subsidiaries and will comply with any requirement or restriction imposed by any court or by governmental or other regulatory body having jurisdiction over the Company or any of its subsidiaries;
(2)     the Board will have reserved a sufficient number of shares of the Company’s duly authorized, but unissued, Common Stock and Preferred Stock as is necessary to provide for any issuance of the shares of Common Stock and Preferred Stock pursuant to the Registration Statement;
(3)     the Registration Statement, as finally amended (including all necessary post-effective amendments or supplements thereto), will have become effective under the Securities Act and no stop order suspending its effectiveness will have been issued and remain in effect;
(4)     an appropriate Prospectus Supplement with respect to the Offered Securities will have been prepared, delivered and filed with the Commission in compliance with the Securities Act and the applicable rules and regulations of the Commission thereunder;

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(5)     each Purchase Agreement with respect to the sale and delivery of any Offered Securities will have been duly authorized, executed and delivered by the Company and each of the other parties thereto; and
(6)     any applicable listing or other requirements of any stock exchange on which any of the Offered Securities may be listed will have been complied with.
This opinion is limited to the laws of the Commonwealth of Massachusetts and federal laws of the United States of America to the extent specifically referred to herein, as in effect on the date hereof, which laws are subject to change with possible retroactive effect. We do not express any other opinion herein concerning any other laws.
Based upon and subject to the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:
1.With respect to any Common Stock (including any Common Stock issued upon (i) the exchange or conversion of Preferred Stock that is exchangeable for or convertible into Common Stock or (ii) upon the exercise of Rights) to be offered pursuant to the Registration Statement (the “Offered Common Stock”), when: (a) the Offered Common Stock and any related Preferred Stock or Rights have been duly authorized by the Board; (b) the Offered Common Stock has been duly issued and delivered to the purchasers thereof against payment of the agreed-upon consideration therefor, provided such consideration is in excess of the par value thereof, in the manner contemplated in the Registration Statement or any Prospectus Supplement relating thereto; (c) in the case of any Offered Common Stock to be issued upon the exercise of any Rights, due exercise of and payment of the exercise price specified in such Rights has occurred; and (d) in the case of any Offered Common Stock to be issued upon the exchange or conversion of Preferred Stock that is exchangeable for or convertible into Common Stock, due exercise of such exchange or conversion rights in accordance with the terms of the applicable instruments has occurred, the Offered Common Stock, when issued and sold in accordance with the terms of the applicable Purchase Agreement, will be validly issued, fully paid and non-assessable.
2.    With respect to any Preferred Stock (including any Preferred Stock issued upon the exercise of any Rights) to be offered pursuant to the Registration Statement (the “Offered Preferred Stock”), when: (a) the Offered Preferred Stock has been duly authorized by the Board; (b) one or more appropriate articles of amendment to the Articles of Organization with respect to such Preferred Stock have been filed with the Secretary of the Commonwealth of Massachusetts; (c) the Offered Preferred Stock has been duly issued and delivered to the purchasers thereof against payment of the agreed-upon consideration therefor, provided such consideration is in excess of the par

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value thereof, in the manner contemplated in the Registration Statement or any Prospectus Supplement relating thereto; and (d) in the case of any Offered Preferred Stock to be issued under any Rights, due exercise of and payment of the exercise price specified in such Rights has occurred, the Offered Preferred Stock, when issued and sold in accordance with the terms of the applicable Purchase Agreement, will be validly issued, fully paid and non-assessable.
3.    With respect to any Rights to be offered pursuant to the Registration Statement, when: (a) the Board has taken all necessary corporate action to approve the issuance and terms of the Rights and the Common Stock or other securities to be issued by the Company upon exercise of the Rights, the terms of the offering thereof and related matters, (b) a Rights Agreement relating to the Rights has been duly authorized by the Board and duly executed and delivered by the Company and the rights agent named therein; (c) the Rights have been duly executed, countersigned, delivered and sold in the applicable form in accordance with the applicable Rights Agreement and as contemplated by the Prospectus contained in the Registration Statement and any Prospectus Supplements relating to the Rights; and (d) the securities underlying the Rights have been duly authorized and reserved for issuance upon the proper exercise thereof, the Rights will constitute valid and legally binding obligations of the Company.
The opinion expressed in paragraph 3 above, relating to whether the Rights will constitute valid and legally binding obligations of the Company, is subject to the exception that enforcement of the Rights may be limited by: (1) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, liquidation, receivership, conservatorship, readjustment of debt, arrangement, moratorium or other laws relating to or affecting the rights of creditors generally and general principles of equity, materiality, reasonableness, good faith and fair dealing; (2) the possible unavailability of specific performance, injunctive relief or other equitable remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law; and (3) public policy considerations that may limit the rights of the parties to obtain further remedies.
We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and all amendments thereto. We also consent to the reference to our firm under the heading “Legal Matters” in the Prospectus that forms a part of the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

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July 18, 2013

It is understood that this opinion is to be used only in connection with the offer and sale of the Offered Securities while the Registration Statement is in effect and may not be used, quoted or relied upon for any other purpose. This opinion is rendered only as of the date hereof, and we disclaim any undertaking to advise you of any changes of the facts stated or assumed herein or any subsequent changes in applicable law that may occur after the date of this opinion.

Very truly yours,

MURTHA CULLINA LLP

By: /s/ David A. Menard
David A. Menard
A Partner of the Firm